Exhibit 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of Common Shares, $0.01 par value, of Columbus McKinnon Corporation (this “Agreement”), is being filed, and all amendments thereto will be filed by CD&R XII Keystone Holdings, L.P. as the designated filer, on behalf of each of the entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 6, 2026

CD&R XII KEYSTONE HOLDINGS, L.P.

By:	CD&R Investment Associates XII, Ltd., its general partner

	By:	/s/ Rima Simson
	Name:	Rima Simson
	Title:	Vice President, Treasurer and Secretary

CD&R INVESTMENT ASSOCIATES XII, LTD.

	By:	/s/ Rima Simson
	Name:	Rima Simson
	Title:	Vice President, Treasurer and Secretary

CD&R ASSOCIATES XII, L.P.

	By:	/s/ Rima Simson
	Name:	Rima Simson
	Title:	Vice President, Treasurer and Secretary

[Signature Page to Joint Filing Agreement]